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                                                                     EXHIBIT 21

Subsidiaries of the Registrant                Jurisdiction of Incorporation
------------------------------                -----------------------------
Spyglass International, Inc.                  Delaware
SurfWatch Software, Inc.                      California
Stonehand Inc.                                Massachusetts
OS Technologies Corporation                   Massachusetts
Spyglass Europe Ltd.                          Delaware
AllPen Software, Inc.                         California